UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013 (May 2, 2013)

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	0-26176	88-0336997
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 723-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On May 2, 2013, DISH Network Corporation (“DISH Network”) held its Annual Meeting of Shareholders (“Annual Meeting”).

The following matters were voted upon:

a.     The election of Joseph P. Clayton, James DeFranco, Cantey M. Ergen, Charles W. Ergen, Steven R. Goodbarn, Gary S. Howard, David K. Moskowitz, Tom A. Ortolf, and Carl E. Vogel as directors to serve until the 2014 annual meeting of shareholders or until their respective successors shall be duly elected and qualified;

b.     Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

c.     Amendment and restatement of our Employee Stock Purchase Plan.

The following are the final voting results for each of the two items voted on at the meeting:

	For	Withheld	Abstain	Broker Non-Votes
Election of directors:
Joseph P. Clayton	2,484,724,371	66,940,899	—	16,162,125
James DeFranco	2,481,331,168	70,334,102	—	16,162,125
Cantey M. Ergen	2,481,118,346	70,546,924	—	16,162,125
Charles W. Ergen	2,481,564,348	70,100,922	—	16,162,125
Steven R. Goodbarn	2,533,123,321	18,541,949	—	16,162,125
Gary S. Howard	2,533,242,292	18,422,978	—	16,162,125
David K. Moskowitz	2,481,139,160	70,526,110	—	16,162,125
Tom A. Ortolf	2,533,213,067	18,452,203	—	16,162,125
Carl E. Vogel	2,467,796,648	83,868,622	—	16,162,125

Ratification of the appointment of KPMG LLP:
For				2,565,091,946
Against				2,451,342
Abstain				284,107

Amendment and restatement of our Employee Stock Purchase Plan:
For				2,550,587,230
Against				1,037,249
Abstain				40,791
Broker Non-Votes				16,162,125

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION

Date: May 7, 2013	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary